UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

CONNEXIONONE CORP.

(Exact name of Company as specified in its charter)

North Carolina	000-50075	30-1252905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue 3rd Floor

Suite 300

Palo Alto, CA 94301

(Address of principal executive offices) (Zip Code)

+ 1-408-533-8155

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On Feb. 10th, 2025, ConneXionONE Corp. (OTC: CNNN) (the "Company") entered into a Strategic Partnership Agreement with YUGU AI LIMITED ("YUGU"), a leading provider of decentralized AI computing services. Under the terms of this agreement, ConneXionONE has been appointed as YUGU’s authorized business development and sales representative to promote and develop YUGU’s decentralized AI computing solutions worldwide.

This partnership aligns with the Company’s strategic shift from its previous focus on social media development to AI computing infrastructure, enabling ConneXionONE to expand its revenue channels by leveraging YUGU’s advanced AI cloud computing capabilities. The agreement is expected to drive long-term growth and enhance the Company’s presence in the AI technology sector.

Key aspects of the agreement include:

•	Business Development Role: ConneXionONE will lead global outreach and sales efforts to promote YUGU’s AI computing services.

•	Revenue Model: A commission-based revenue-sharing model will be implemented to generate sustainable income.

•	Market Expansion: The partnership strengthens ConneXionONE’s footprint in decentralized AI computing, targeting enterprises across industries such as biotech, fintech, and smart cities.

Item 2.02 Results of Operations and Financial Condition

The Company is currently in the process of transitioning its business model to focus primarily on AI computing services. While Dotarazzi, the Company's former social media platform, was in early-stage development, the Company believes that the shift to AI computing presents a greater opportunity for long-term revenue growth and shareholder value.

CNNN has been actively working with IDC and telecom industry contacts to explore AI computing opportunities. The Company is engaged in initial business development discussions and expects to provide further updates on AI-related revenue generation and customer acquisitions in subsequent filings.

Item 8.01 Other Event

The Company has issued a press release announcing this strategic shift and its partnership with YUGU AI LIMITED, which is attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K. The press release and strategic partnership agreement details the Company’s transition into the AI computing industry, the rationale behind this move, and its strategy for sustainable revenue growth.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated Feb. 11, 2025 announcing strategic partnership with YUGU AI LIMITED
99.2	Strategic Partnership Agreement with YuGu AI Limited
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConneXionONE Corp.

Dated: February 10, 2025	By:	/s/ Chris Chang
Chris Chang, Chief Executive Officer

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